Exhibit (16).a

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of J. Kevin Gao, Thomas C. Humbert, Yi Chia Kuo, Thomas C. Bogle, and Corey F. Rose her true and lawful attorney-in-fact and agent, with full power in each of them to sign in her name, to make, execute and sign the Registration Statement of The MainStay Funds (“Trust”) on Form N-14 under the Securities Act of 1933 relating to the proposed reorganization of the MainStay High Yield Opportunities Fund with and into the MainStay High Yield Corporate Bond Fund and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Trust, and any and all amendments or supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents required in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned might or could do, and the undersigned hereby ratifies and confirms her signature as it may be signed by any of these attorneys-in-fact and agents, or their substitute or substitutes, to any such Registration Statement or amendment thereof.

Signature	Title	Date

/s/ Yie-Hsin Hung
Yie-Hsin Hung	Trustee	January 1, 2017